EXHIBIT 10.27

DATED                                                        1997

                             BETWEEN
                 SHOWBOAT AUSTRALIA PTY LIMITED
                      (A.C.N. 061 299 625)

                NATIONAL MUTUAL TRUSTEES LIMITED
                        (ACN 004 029 841)
                        (THE "PARTNERS")

                               AND

              SYDNEY CASINO MANAGEMENT PTY LIMITED
                        (ACN 060 462 053)
                         (THE "MANAGER")

                               AND

                SYDNEY HARBOUR CASINO PROPERTIES
                           PTY LIMITED
                        (ACN 050 045 120)

                      SYDNEY HARBOUR CASINO
                           PTY LIMITED
                        (ACN 060 510 410)
                        (THE "SHC GROUP")


                         AMENDING DEED

                         D U N H I L L
                          M A D D E N
                          B U T L E R

                           SOLICITORS
                             Sydney
                 16 Barrack Street, Sydney 2000
                   New South Wales, Australia
                    GPO Box 427, Sydney 2001
                          DX 254 SYDNEY
                     Telephone (02) 295 9999
                   International: 612 295 9999
                       Fax: (02) 295 9990
                Email: 100252.1033@compuserve.com

                        Ref: ATT:831006

                 SYDNEY    MELBOURNE    BRISBANE

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                        TABLE OF CONTENTS

                                                             PAGE

1.  INTERPRETATION AND DEFINITIONS                             2

2.  AMENDMENT TO MANAGEMENT ARRANGEMENTS                       4

3.  FURTHER ACKNOWLEDGEMENTS WITH REGARD TO
    MANAGEMENT ARRANGEMENTS                                    4

4.  AMENDMENTS TO THE CASINO COMPLEX MANAGEMENT
    AGREEMENT                                                  5

5.  COFIRMATION                                               10

6.  COSTS                                                     10

7.  MISCELLANEOUS                                             10

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DEED made the                day of                          1997

BETWEEN: SHOWBOAT AUSTRALIA PTY LIMITED (A.C.N. 061 299 625) c/- Showboat Inc, 3720 Howard Hughes Parkway, Suite 200, Las Vegas, Nevada 89109 USA and NATIONAL MUTUAL TRUSTEES LIMITED (ACN 004 029 841) of 11th Floor, 44 Market Street, Sydney (collectively the "Partners")

AND:         SYDNEY  CASINO MANAGEMENT PTY LIMITED (ACN  060  462
             053)  of  Level  7, 154 Sussex Street,  Sydney  (the
             "Manager")

AND: SYDNEY HARBOUR CASINO PROPERTIES PTY LIMITED (ACN 050 045 120) of Level 7, 154 Sussex Street, Sydney and SYDNEY HARBOUR CASINO PTY LIMITED (ACN 060 510
             410) of Level 7, 154 Sussex Street, Sydney (collectively the "SHC Group")

WHEREAS:

     A. By Agreement dated 21 April 1994, the Original Partners, Manager and SHC Group entered into the Casino Complex Management Agreement whereby the Manager agreed to undertake management of Casino Complex (as therein defined) on the terms and conditions set out therein.

     B. By Agreement dated 22 April 1994, the Original Partners set out the terms of the partnership arrangements between themselves and determined that the Manager would act as nominee for the partnership and in that capacity undertake the management of the said Casino Complex.

     C. On 7 December 1994 by Deed of Trust National Mutual Trustees Limited became the holder as trustee for Leighton Properties Pty Limited of the interest of Leighton Properties Pty Limited in the partnership referred to in Recital B and thereby in such capacity succeeded to the benefit of and became bound by the terms applying to such interest.

     D. On or around 22 April 1994, the Original Partners agreed as to the matters recorded in this Deed with regard to the management fees to be paid to the Manager under the Casino Complex Management Agreement.

     E. The parties have in addition agreed as to various matters affecting the operation of the Casino Complex and the respective responsibilities of the Manager and the SHC Group in this regard.

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                               2

     F. The parties wish by this Deed to record the arrangements referred to in Recitals D and E and to effect the necessary amendments to the Casino Complex Management Agreement and the Partnership Agreement for such purposes.

THIS DEED WITNESSES:

1.   INTERPRETATION AND DEFINITIONS

1.1  DEFINITIONS

     "CASINO COMPLEX MANAGEMENT AGREEMENT" means the agreement dated 21 April 1994 between SHC Group, Showboat Australia Pty Limited, Leighton Properties Pty Limited and the Manager under which the Manager was appointed to undertake the management of the Casino Complex (as therein defined) on the terms set out therein.

     "CASINO COMPLEX" shall have the meaning ascribed to that term in the Casino Complex Management Agreement.

     "ORIGINAL  PARTNERS"  shall  mean  Leighton  Properties  Pty
     Limited and Showboat Australia Pty Limited.

     "PARTNERSHIP"  means  the  partnership  evidenced   by   the
     Partnership Agreement.

     "PARTNERSHIP AGREEMENT" means the agreement dated  22  April
     1994  between  Showboat Australia Pty Limited  and  Leighton
     Properties Pty Limited.

     "RECOUPMENT PERIOD" means the period of time commencing on the commencement of the Operating Term (as defined in the Casino Complex Management Agreement) and ending when eighty five percent (85%) of the amount of the fees which, but for the provisions of this Deed would be payable to the Manager under clause 12 of the Casino Complex Management Agreement equal nineteen million, one hundred thousand dollars ($19,100,000).

1.2  INTERPRETATION

     In this Deed, unless the context otherwise requires:

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                               3

     (i) a reference to this Deed or to any other deed, agreement, document or instrument includes this Deed or that other deed, agreement, document or instrument as amended, supplemented, novated, replaced or varied from time to time;

     (ii) a reference to a person includes a reference to an individual firm, company, corporation, body corporate, statutory body, body politic, trust, partnership, joint venture, association whether incorporated or unincorporated, or an authority as the case may be;

     (iii) a reference to a clause is a reference to a clause of this Deed;

     (iv) a reference to the singular includes a reference to the plural and vice versa and words denoting a given gender shall include all other genders;

     (v) headings are for convenience only and do not affect interpretation;

     (vi)   where any word or  phrase is given a  defined meaning
            any other part of speech or other grammatical form in
            respect of  such  word  or  part  of  speech  has   a
            corresponding meaning;

     (vii) a reference to any legislation, statute, ordinance, cord or other law or to any section or provision thereof includes all ordinances, by-laws, regulations, rules, rulings and directions and other statutory instruments issued thereunder and any modifications, consolidations, re-enactments, replacements and substitutions of any of them;

     (viii) a reference to any monetary amount or payment to be made hereunder is a reference to an Australian dollar amount or payment in Australian dollars as the case may require;

     (ix) where a reference is made to any body or authority which has ceased to exist, such reference shall be deemed a reference to the body or authority as then serves substantially the same objects as that body or authority; and

     (x) terms used in this Deed which are not defined in this Deed shall have the same meaning as defined in the Corporations Law.

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                               4

2.   AMENDMENT TO MANAGEMENT ARRANGEMENTS

2.1 It is hereby recorded and acknowledged that during the Recoupment Period the amount of the entitlement of Showboat Australia Pty Limited to the profits of the Partnership in accordance with the Partnership Agreement, (which profits derive ultimately from the management fees paid to the Manager under the Casino Complex Management Agreement) shall be nil.

2.2 It is hereby further recorded and acknowledged that during the Recoupment Period the amount of the entitlement of National Mutual Trustees Limited to the profits of the Partnership under the Partnership Agreement shall be equivalent to the total profits derived through management fees paid to the Manager under Clause 12 of the Casino Complex Management Agreement.

2.3 The Partners, the Manager and SHC Group agree that the amount of the management fees to be paid to the Manager under Casino Complex Management Agreement, during the Recoupment Period shall be equivalent to fifteen per cent (15%) of the amount that would otherwise by payable under the Casino Complex Management Agreement for the period in question.

2.4 In calculating the amount of any fees to be paid or retained by SHC Group in accordance with the provisions of this Deed, there shall only be adjustments to the management fees payable to the Manager under Clause 12 of Casino Complex Management Agreement and there shall be no adjustment or variation to any other fees or payments to be paid or made by SHC Group including without limitation, any "supplemental management fees" under Clause 7.2 of Casino Complex Management Agreement or any other amounts by way of reimbursement of expenses or costs incurred by the Manager.

3.   FURTHER ACKNOWLEDGEMENTS WITH REGARD TO MANAGEMENT
     ARRANGEMENTS

3.1  It  is  acknowledged and agreed that during  the  Recoupment
     Period SHC Group does not and has never had any liability to pay management fees equal to the said amount of nineteen million one hundred thousand dollars ($19,100,000).

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                               5

4.   AMENDMENTS TO THE CASINO COMPLEX MANAGEMENT AGREEMENT

     The Casino Complex Management Agreement is amended as set out below to reflect the agreements between the parties as to the conduct of the business of the Casino.

     (i) Recital I shall be amended and replaced in its entirety with the following:

            "I Owner wishes to obtain the benefits of Showboat's and Leighton's expertise in the foregoing areas by engaging the Casino Manager as manager of the Casino Complex on the terms set out in this Agreement subject to the obligations of the parties under the Act and under the Transaction Documents including, in particular the COA. The Showboat Leighton Partnership through the Casino Manager for a fee, and subject to the terms of this Agreement agrees to accept such appointment as manager."

     (ii)   The following five new Recitals are to be added:

            J. The decision of Showboat, its subsidiaries and affiliated companies to pursue the Sydney Harbour
                Casino was premised on two essential factors:

                (i) due to Showboat's experience as detailed in Recital D, Showboat or a related company would be retained as manager of Sydney Harbour Casino and as manager would be granted board authority and discretion to implement such responsibilities, and

                (ii) Showboat or a related company would receive management fees for acting as manager of Sydney Harbour Casino. The expertise and standing of Showboat as the major shareholder in the management company was a key factor in attracting and maintaining investor commitments to SHC Holdings.

            K.  Casino Manager and Owner are committed to:

                (i)   a    harmonious   and  mutually  beneficial
                      relationship;

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                               6

                (ii)  making  full   effort  to  freely  exchange
                      information;

                (iii) achieving  results  that  benefit both  the
                      Casino Manager and Owner; and

                (iv)  seeking expeditious and non-confrontational
                      clarification   or   resolution   of    any
                      misunderstandings or conflicts.

            L. Casino Manager through Showboat has extensive knowledge and skill in the construction, opening and management of gaming and entertainment businesses. Therefore, because of such skill and knowledge, it is appropriate and proper for Casino Manager to have responsibility to manage the Sydney Harbour Casino. The directors of
                Owner have satisfied themselves as to the experience and skill of Casino Manager and on that basis have satisfied themselves that the engagement of Casino Manager will result in the Casino Complex being managed consistent with the appropriate standards of industry and corporate practice so as to protect and enhance the investment of the shareholders in SHC Holdings.

            M. The Invitation Document prepared by the New South Wales Casino Control Authority, dated May 1993, established the criteria that (i) "the Applicant has or is able to obtain the services of persons who have sufficient experience in the management and operation of the Casino," and (ii) the Applicant "has sufficient business ability to establish and maintain a successful Casino."

            N. Through the licensing of Showboat and its subsidiaries, Showboat and such subsidiaries have satisfied the New South Wales Casino Control Authority that Showboat has the experience and skill to construct, open, and manage the Casino Complex.

     (iii) The following paragraph is to be added immediately before Clause 1.1:

                "1.01 Owner and Casino Manager agree that the foregoing Recitals are true and correct and by this reference incorporate the Recitals into this Agreement as if such Recitals were fully set forth herein."

     (iv) The words "and approved by Owner" are to be added after the words "Casino Manager" where appearing in the definition of "Accounting Period" in Clause 1.1.

     (v) The words "Subject to Clause 6.2A" are to be added before the word "determination" where appearing in Clause 6.2(a).

     (vi) The following clause to be numbered 6.2A is to be added immediately after Clause 6.2:

                "6.2A Casino Manager and Owner shall meet together for the purposes of agreeing the formulation of the Industrial Relations Policy of the Casino. Such policy shall include coverage of such matters as the policies with respect to hiring and discharge of employees, relations with trade unions and other organised labour bodies and other such matters. Once agreed such policies shall be documented and shall be used as a guide for Casino Manager in the discharge of its obligations under Clause 6.2(a). In addition such policy shall define the division of responsibility with respect to industrial relations between the Casino Manager on the one hand and the Remuneration Committee of the Board of Directors of Owner on the other hand. Any changes or modifications to any of the policies so documented may only be made with the agreement of Casino Manager and Owner.

     (vii) The first sentence of Clause 6.4 is to be deleted and the following is to be substituted in its stead:

                "Subject always to the provisions of any Industrial Relations Policy formulated under Clause 6.2A but notwithstanding any other provision contained in this Clause 6, no Casino Complex employee shall receive compensation (including salary and benefits) greater than at the rate of $750,000 per year (or such greater amount if approved by the Manager and Owner) exclusive of the value of food and lodging and the use of Casino Complex facilities (increased at the end of each of Fiscal Year by the CPI) without prior consent of the Owner of the pay rate".

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                               8

     (viii) Clause 6.11 is to be deleted in its entirety and the following substituted in its stead:

                "Not later than sixty (60) days prior to the commencement of each Fiscal Year Casino Manager shall submit to Owner a draft annual budget for the operation of the Casino Complex in accordance with the Uniform Systems accompanied by full supporting data and assumptions and a business plan. Such business plan shall contain such information and items which are normally found in a business plan in respect of businesses comparable to the Casino and shall include references to special projects extraordinary expenditures or anticipated receipts and such other items as would reasonably be considered material. Owner and Casino Manager shall consult in good faith with a view to agreeing the relevant budget and business plan. Owner expressly acknowledges Casino Manager's expertise in the operation of businesses similar to the Casino. Owner further expressly acknowledges the obligation of the Casino Manager to perform its obligations under this Agreement consistent with the overall obligations of the parties under the Transaction Documents. Should the parties fail to agree on a budget and business plan within a reasonable time prior to the commencement of the relevant Fiscal Year, then either party may determine that a dispute exists and upon such party notifying the other as to its determination, there shall be deemed to be a dispute under this Agreement and the provisions of Clause 34 of this Agreement shall apply. The parties hereby record their intention that no resort whatsoever will be had to any court proceedings in respect of a dispute of the kind referred to in this clause 6.11. Should the budget and business plan for any particular
                Fiscal Year not be agreed prior to the commencement of that Fiscal Year because of a dispute or for any other reason, then the Manager shall implement any parts of the budget and business plan which have been agreed between the parties but otherwise, the Manager shall implement as far as practicable the budget and business plan which applied for the immediately preceding Fiscal Year."

     (ix) The following clause to be numbered 9.2 is to be added immediately following Clause 9.1:

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                               9

                "9.2 The budget and business plan in respect of any Fiscal Year shall detail the objectives and course of action of the Casino in regard to the external affairs of its business. The implementation of this aspect of the business shall be the responsibility of Casino Manager. Casino Manager recognises and shall utilise the capabilities of the Owner and its related companies to assist in achieving the external affairs objectives of the Casino business. The Casino Manager shall not however make any donation or contribution on behalf of the Owner to any political candidates causes or other organisations of similar nature except for donations or contributions not exceeding one thousand dollars ($1,000) made in accordance with any policy directives or guidelines determined by Owner. The Casino Manager shall not however be prevented from making any such contribution or donation in its own right but in such circumstances it must ensure that any such donation or contribution is made in such manner as the source is clearly differentiated from the Casino business."

     (x) The opening sentence of Clause 11.2 is to be deleted in its entirety and the following inserted in its stead:

                "11.2 Following every accounting period Casino Manager shall deliver to Owner a balance sheet and profit and loss statement showing the results of the operation of the Casino Complex for the immediately preceding accounting period and for the Fiscal Year to date. Casino Manager shall be obliged to deliver such financial statements not later than one week following the accounting period that follows the accounting period for which the information is reported but shall endeavour to deliver such financial statements prior to the end of the accounting period which follows the one for which the information is reported."

     (xi) Clause 11.3(a) is to be deleted in its entirety and the following inserted in its stead:

                "(a) Owner shall be entitled to receive the financial statements in relation to the Casino Complex and have the opportunity to

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                               10

                       consider  them  for  a  reasonable  period
                       (which  shall  not  be  less than fourteen
                       (14)  days)  prior   to   those  financial
                       statements  being  required to  be  lodged
                       under the Listing Rules of the  Australian
                       Stock   Exchange   Limited  and  any other
                       applicable statutory requirements."

5.   CONFIRMATION

     Other  than  as  set out in this Deed, all other  terms  and provisions  of  the Casino Complex Management Agreement  and
     the   Partnership  Agreement  are  hereby  acknowledged  and
     confirmed.

6.   COSTS

6.1  COSTS

     Each party to this Deed must bear its own costs and expenses in connection with the negotiation execution and completion of this Deed.

7.   MISCELLANEOUS

     The  provisions of clauses 22, 23, 32, and 33 of the  Casino
     Complex Management Agreement shall apply to and shall be deemed to be incorporated in this Deed.

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                               11


THE   COMMON   SEAL   of )
SHOWBOAT  AUSTRALIA  PTY )
LIMITED (A.C.N. 061  299 )
625)     was    hereunto )
affixed by authority  of )
the   directors  in  the )
presence of:             )


/s/ Steven Alperstein                /s/ J.K. Houssels, III
Signature of Secretary               Signature of Director



/s/ Steven Alperstein
Full Name of Signatory               Full Name of Signatory





SIGNED SEALED and DELIVERED   )
by the said NATIONAL MUTUAL   )
TRUSTEES LIMITED              )
(ACN 004 029 841) by          )
its duly appointed attorney   )
in the presence of:



Signature of Witness


                                 Signature of Attorney
Print full name of Witness

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                               12

THE COMMON SEAL of SYDNEY )
CASINO MANAGEMENT PTY     )
LIMITED (ACN 060 462 053) )
was hereunto affixed by   )
authority of the directors)
in the presence of:       )


/s/ Steven Alperstein        /s/ J.K. Houssels, III
Signature of Secretary       Signature of Director



/s/ Steven Alperstein
Full Name of Signatory       Full Name of Signatory





THE COMMON SEAL of SYDNEY     )
HARBOUR CASINO PROPERTIES     )
PTY LIMITED (ACN 050 045 120) )
was  hereunto  affixed  by    )
authority of the directors    )
in the presence of:           )



/s/                              /s/
Signature of Secretary           Signature of Director


/s/ Steven Alperstein
Full Name of Signatory

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                               13

THE COMMON SEAL of SYDNEY )
HARBOUR CASINO PTY LIMITED)
(ACN 060 510 410) was     )
hereunto affixed by       )
authority of the directors)
in the presence of:       )


/s/ Steven Alperstein        /s/
Signature of Secretary       Signature of Director



/s/ Steven Alperstein
Full Name of Signatory       Full Name of Signatory

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